EXHIBIT 10.127

Our Ref    TA/PR-S/0047/CHL

24 October 2003

PRIVATE & CONFIDENTIAL


Mr Chu Hok Ling, Henry
16 Durham Road
Kowloon Tong
Kowloon
Hong Kong



Dear Mr Chu

EMPLOYMENT CONTRACT

It is our pleasure to renew the term of your employment as PRESIDENT OF TARRANT COMPANY LIMITED ("the Company"), a subsidiary company of Tarrant Apparel Group ("the Group"), for 2 years commencing from 19 September 2003 under the following terms and conditions:


1. You will be responsible for overseeing the business activities and operation of the Company. The Group's management will review with you from time to time the missions and expectations to be accomplished.


2.       Your annual salary will be HKD 1,800,000 per annum.


3. In addition to paid public holidays, you will be entitled to annual leave of 12 working days every calendar year.


4. You will be entitled to enrollment in the Company's Group Medical Insurance Scheme and the Company's Mandatory Provident Fund Scheme.


5. YOU WILL BE ENTITLED TO DISCRETIONARY INCENTIVE PAYMENTS TO BE DISTRIBUTED FROM THE COMPANY'S INCENTIVE PLAN.


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6.       YOU WILL BE GRANTED AN OPTION TO PURCHASE  100,000 SHARES OF THE COMMON
         STOCK OF TARRANT APPAREL GROUP, AT AN EXERCISE PRICE EQUAL TO THE CLOSING PRICE OF THE STOCK ON THE DATE THE OPTION IS APPROVED BY THE BOARD OF DIRECTORS OF TARRANT APPAREL GROUP. THE OPTION WILL BE SUBJECT TO THE TERMS AND CONDITIONS APPLICABLE TO OPTIONS GRANTED UNDER THE EMPLOYEE INCENTIVE PLAN ("THE PLAN") OF TARRANT APPAREL GROUP, AS DESCRIBED IN THAT PLAN AND THE APPLICABLE STOCK OPTION AGREEMENT. YOU WILL VEST IN 25% OF THE OPTION SHARES AFTER 12 MONTHS OF SERVICE, AND THE BALANCE WILL VEST IN ANNUAL INSTALLMENTS OVER THE NEXT THREE YEARS OF SERVICE, AS DESCRIBED IN THE APPLICABLE STOCK OPTION AGREEMENT.

7. THIS EMPLOYMENT CONTRACT WILL BE, UPON COMPLETION OF THE 2-YEAR TERM, AUTOMATICALLY RENEWED ON AN ANNUAL BASIS THEREAFTER. EITHER PARTY WHO WISHES TO TERMINATE THE CONTRACT HAS TO GIVE 2 MONTHS' ADVANCE NOTICE BEFORE THE RENEWAL DATE IN WRITING TO THE OTHER PARTY.

8. The Company may terminate employment at any time without notice or payment in lieu of notice if you disobey a lawful and reasonable order of direction, misconduct yourself, or are guilty of any act of dishonesty or are habitually negligent in conducting your duties. In the event of such termination, the Company shall not be liable to pay any compensation.

9. During the term of the employment with the Company, you agree not to be employed or engaged by any other person, firm or company which is in competition with the Company and the Group or to acquire any interest in any other undertaking carrying on business of similar nature or in competition with the Company and/or the Group or the Group's associated companies without prior consent of the Board of Directors.

10. You shall not during your employment or at any time after its termination for any reason whatsoever disclose to any person or persons whatsoever or otherwise make use of any confidential or secret information not limited to details of the Company's end-buyers or suppliers which you have or may in the course of your employment become possessed relating to the Company and/or the Group and/or any of its associated companies, or relating to know-how, inventions or improvements or other matters connected with the products or services manufactured, marketed, provided or obtained by the Company and/or the Group and/or any of its associated companies or any others of its or their suppliers, agents, distributors or customers.


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11.      You must  declare to the Company  any  financial  interests,  direct or indirect, which you or members of your immediate family have, in any business or other organizations which compete with the Company and/or the Group or with which the Company and/or the Group has business dealings.

12. You shall not without the prior consent of the Board of Directors whether alone or jointly with any other person or persons directly or indirectly in Hong Kong and/or U.S.A. during and for a period of 12 months after the termination for whatsoever reason of your employment:

         i. engage in any business concern which shall be in competition with the Company and/or with the Group and/or with any of its associated companies;

         ii. canvass, solicit or approach or cause to be canvassed or solicited or approached for orders in respect of any services provided or any goods dealt in by the Company and/or the Group and/or any of its associated companies in respect of the provision or sale of which you may have been engaged during your employment with the Company and/or the Group and/or any of its associated companies, any person or persons who at the date of termination hereof or within one year prior to such date is or was a client or customer, supplier or sub-contractor of the Company and/or the Group and/or any of its associated companies;

         iii. interfere or take such steps as may interfere with the continuance of supplies to the Company and/or the Group and/or any of its associated companies from any suppliers or sub-contractors who have been supplying materials or services, or manufacturing goods for the Company, and/or the Group and/or any of its associated companies;

         iv. solicit or endeavour to solicit or entice away from the Company and/or the Group and/or any of its associated companies any employees of the Company and/or the Group and/or any of its associated companies;

         v. deal with any person or persons who or which at any time during the period of one year prior to such date have been in the habit of dealing with the Company and/or the Group and/or any of its associated companies.


         The Company reserves its right to take appropriate legal actions against you for any damages and costs arisen, should you breach this term of employment.


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13.      On leaving  employment,  you should return to the Company all property, documents and correspondence, belongings to or relating to the Company, its business or affairs.

14. The terms and conditions set out herein shall be in substitution for any subsisting agreement or arrangement or representation (oral or otherwise) made between you and the Company, which shall be deemed to have been terminated by mutual consent as from the date of your acceptance of the terms and conditions set out in this Contract.

15. This Contract is construed and governed by the laws of the Hong Kong Special Administrative Region of the People Republic of China.


Please sign and return a copy of this Employment Contract to us as your acceptance of appointment.





Yours sincerely                                     Signed & Confirmed by:
For & on behalf of
Tarrant Company Limited






/S/ GERARD GUEZ                                     /S/ CHU HOK LING, HENRY
-------------------------                           --------------------------
Gerard Guez                                         Chu Hok Ling, Henry
Chairman                                            Date
Tarrant Apparel Group